Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Announces
Management Change in Spine Division

Boston, MA – (BUSINESS WIRE) – Aug 28, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) today announced that Brad Mason has been named as President of Blackstone Medical, Inc. (Blackstone), the Company’s spine implant and biologic subsidiary.  Mr. Mason was also recently appointed to the newly created position of Group President, North America at Orthofix, and will continue in that role.  He was previously the President of Breg, the Company’s sports medicine subsidiary.  Oliver Burckhardt, the previous President of Blackstone, will be leaving Orthofix to pursue other opportunities.

Orthofix CEO, Alan Milinazzo, stated “we are very focused on the performance of our spine implant and biologic business, which has not met our expectations through the first half of 2008.  We believe the initiatives underway related to new product development and the enhancement of our distribution network are critical to the improved performance we expect in 2009 and beyond.  In addition to Brad’s proven leadership skills, his extensive product development and distribution experience will strengthen our capabilities in these key areas.”

Mr. Mason has more than 25 years of experience in the medical device industry, and was a co-founder of DJO (formerly dj Orthopedics and DonJoy) before founding Breg prior to its acquisition by Orthofix.  During his career in the orthopedics industry, he has accumulated 35 orthopedic-related patents and has several others pending.

About Orthofix

Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.